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                                                        EXHIBIT 10(A)


                   [SUTHERLAND, ASBILL & BRENNAN LETTERHEAD]


                                                        April 28, 1997

Provident Mutual Life Insurance Company
Provident Mutual Variable Annuity
  Separate Account
1050 Westlakes Drive
Berwyn, PA 19412

Gentlemen:

        We hereby consent to the reference of our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 filed by Provident Mutual Life Insurance Company and Provident Mutual Variable Annuity Separate Account for certain individual flexible premium deferred annuity contracts (File No. 33-70926). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                        By: /s/
                                            ------------------------
                                            Stephen E. Roth